Exhibit 99.1

RESIGNATION LETTER

May 13, 2016

Chairman of the Board
Chromades Corporation
10005 Muirlands Blvd.
Suite G
Irvine, California 92616

Dear Mr. Allen:

Effective immediately I hereby tender my resignation form all positions with ChromaDex Corporation (the “Company”), including as a member of the board of directors and as a member of the compensation committee of the board of directors.

Please note that my resignation is not as a result of any disagreement between myself and the Company, its management, board of directors or any committee of the board of directors.

Sincerely,

/s/ Hugh Dunkerley
Hugh Dunkerley